U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 13, 2011

MAJIC Wheels Corp.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-53110	98-0533882
(Commission File No.)	(IRS Employer Identification No.)

7908 Interstate Court

North Ft Myers, FL 33917

Phone Number: 239-567-4702

(Address and telephone number of principal executive offices and place of business)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01   CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

Previous independent registered public accounting firm

The Company's financial statements for the fiscal years ended December 31, 2009 and 2008 included in the Annual Report on Form 10-K for the fiscal year 2009 were audited and the audit report, dated February 9, 2010, was issued by Davis Accounting Group, P.C. (a/k/a Ethania Audit Group, P.C.) ("Davis"). The licenses of Mr. Edwin Reese Davis, Jr. and Davis lapsed on September 30, 2008 and were formally revoked as of November 4, 2010 by the Utah Division of Occupational & Professional Licensing.

Accordingly, the financial statements for the fiscal years ended December 31, 2009 and 2008 included in the Annual Report for the fiscal year 2009 are not considered audited. The Company is not aware of any other information at this time that leads it to believe that its financial statements for the years ended December 31, 2009 and 2008 are materially incorrect in any way. The Company intends to amend the Form 10-K to include the auditor report from their newly obtained independent registered public accounting firm.

The reports of Davis on the Company’s financial statements for the years ended December 31, 2009 and 2008 did not contain an adverse opinion or disclaimer of opinion, and such reports were not qualified or modified as to uncertainty, audit scope, or accounting principle, except that the reports of Davis on the Company’s consolidated financial statements as of and for the years ended December 31, 2009 and 2008 contained an explanatory paragraph which noted that there was substantial doubt as to the Company’s ability to continue as a going concern due to a deficit in working capital and incurring significant losses.

During the years ended December 31, 2009 and 2008, and through March 2, 2011, the Company has not had any disagreements with Davis on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Davis’s satisfaction, would have caused them to make reference thereto in their reports on the Company’s financial statements for such periods. During the years ended December 31, 2009 and 2008, and through March 2, 2011, there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K.

As a result of the staff’s letter to the Company on March 2, 2011, the former auditor was contacted and ultimately dismissed after confirmation that his license was revoked on November 4, 2010 by the Utah Division of Occupational & Professional Licensing. During the time when Davis was retained by the Company, Davis represented that his license was in good standing. The Company had no knowledge that Davis's license in Utah lapsed until March 2, 2011.

The Company provided Davis with a copy of this current report on Form 8-K prior to its filing with the Securities and Exchange Commission, and requested that they furnish us with a letter addressed to the Securities and Exchange Commission stating whether they agree with the statements made in this current report on Form 8-K, and if not, stating the aspects with which they do not agree. As of the date of this filing, we have not yet received the requested letter from Davis.

New independent registered public accounting firm

On June 4, 2011, the Company engaged MaloneBailey, LLP as its independent registered public accounting firm for the re-audit of the Company’s financial statements for the years ended December 31, 2009 and 2008. Malone Bailey, LLP is duly licensed, in good standing and registered with the Public Company Accounting Oversight Board (PCAOB). The decision to engage MaloneBailey, LLP as the Company’s independent registered public accounting firm was approved by the Company’s Board of Directors.

Prior to the engagement, the Company did not consult with MaloneBailey, LLP regarding the application of accounting principles to a specified transaction, or the type of audit opinion that may be rendered with respect to the Company’s financial statements, as well did not consult with MaloneBailey, LLP as to the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s financial statements and either written or oral advice was provided that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAJIC WHEELS CORP
Dated: July 19, 2011
	By:	/s/ Denise Houghtaling
Denise Houghtaling
Chief Executive Officer and Director